Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Senesco Technologies, Inc. of our report dated September 28, 2010, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Senesco Technologies, Inc. for the year ended June 30, 2010.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

New York, New York
October 25, 2010